EXHIBIT  10.57.4

TERM  NOTE
$700,000                                                  August  14,2000

          FOR VALUE RECEIVED, the undersigned National Metal Technologies, a California corporation, and each other signer of this Note (the undersigned and each such other signer collectively called "Borrower"), jointly and severally promise to pay to the order of CELTIC CAPITAL CORPORATION ("Lender"), at its office at 2951 28th Street, Suite 2030, Santa Monica, California 90405 or at such other place as Lender may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of seven hundred thousand dollars ($700,000.00) (the "Term Loan"), with interest thereon from the date on which the Term Loan is disbursed until maturity, at a fluctuating rate per annum equal at all times to the sum of the Prime Rate (as defined in the Loan Agreement referred to below) plus four percent (4%) per annum. Terms defined in the Loan Agreement and not otherwise defined herein have the same respective meanings when used herein.

          Interest on the Term Loan shall be payable in arrears on the first day of each calendar month, commencing on September 1, 2000, and on the date on which the Term Loan is paid in full. Principal of the Term Loan shall be payable in 22 consecutive installments as follows: (1) 21 installments of $14,600.00 each, payable on the 15th day of each calendar month, commencing on September 15, 2000 and ending on May 15, 2002; and (2) a final installment equal to the entire unpaid principal balance of the Term Loan, payable on June 15, 2002; provided, however, that the entire unpaid principal amount of the Term Loan shall in any event be due and payable on the Termination Date, together with all accrued and unpaid interest thereon.

          Any unpaid payments of principal or interest on this Note shall bear additional charges as set forth in the Loan Agreement.

          This  Note  is  the  "Term  Note" referred to in the Loan and Security
Agreement dated as of June 18, 1999 (as amended from time to time, the "Loan Agreement") between Borrower and Lender and is governed by the terms thereof. The Loan Agreement, among other things, (1) provides for the making of the Term Loan by Lender to Borrower in an aggregate amount not to exceed the dollar amount first set forth above, the indebtedness of the Borrower resulting from the Term Loan being evidenced by this Note, and (2) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof before the maturity hereof upon the terms and conditions specified therein. The obligations of the Borrower under this Note, and the other obligations of the Borrower under the Documents, are secured by the Collateral as provided in the Documents.

          Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.


                                        NATIONAL  METAL  TECHNOLOGIES
                                        A  California  corporation

                                        By:  /s/  Patrick  W.  Moore
                                            ------------------------
                                        Name:  Patrick  W.  Moore
                                        Title:        CEO
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